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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934



                         DATE OF REPORT - July 23, 2001
                        (Date of Earliest Event Reported)

                           COLUMBIA LABORATORIES, INC.
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             (Exact name of registrant as specified in its charter)

                           Commission File No. 1-10352


             Delaware                                         59-2758596
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     (State of Incorporation)                              (I.R.S. Employer
                                                          Identification No.)

100 North Village Avenue, Suite 32
    Rockville Centre, New York                                   11570
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      (Address of principal                                    Zip Code
        executive offices)


       Registrant's telephone number, including area code: (516) 766-2847


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This Current Report on Form 8-K is filed by Columbia Laboratories, Inc., a
Delaware corporation, (the "Company") in connection with the matters described herein.


NY2:\1066031\02\M%JZ02!.DOC\37965.0012

Item 5.       Other Events.

              On July 23, 2001, the Company sold 434,783 shares of its common stock to Ridgeway Investment Limited ("Ridgeway") at a price of $6.90 per share, calculated based on a small negotiated discount to the market price. The gross proceeds to the Company from this sale, before deducting expenses, will be $3 million. A copy of the Stock Purchase Agreement with Ridgeway is attached hereto as Exhibit 1.1. Including this sale, since January 2001 the Company has sold to Ridgeway an aggregate of 1,027,593 shares of common stock for aggregate gross proceeds to the Company, before deducting expenses, of $6.25 million.



Item 7.       Financial Statements, Pro Forma Financial Information and
              Exhibits.

                  (c)      Exhibits.

                           1.1 Stock Purchase Agreement, dated as of July 23, 2001, between the Company and Ridgeway Investment Limited.









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

                                   SIGNATURES
                                   ----------

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 24, 2001

                                         COLUMBIA LABORATORIES, INC.



                                         By: /s/ David L. Weinberg
                                             -------------------------
                                             Name:  David L. Weinberg
                                             Title: Chief Financial Officer
















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                                  EXHIBIT INDEX



Exhibit No.                            Description
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1.1                 Stock Purchase Agreement, dated as of July 23, 2001,
                    between the Company and Ridgeway Investment Limited.















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